Exhibit 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY OF
CNFINANCE HOLDINGS LIMITED

Subsidiaries	Jurisdiction of Incorporation
Sincere Fame International Limited 诚名国际有限公司	British Virgin Islands
China Financial Services Group Limited 泛华金融服务集团有限公司	Hong Kong
Fanhua Chuang Li Information Technology (Shenzhen) Co., Ltd. 泛华创利信息技术(深圳)有限公司*	PRC
Shenfanlian Investment (Shenzhen) Group Co., Ltd. 深泛联投资（深圳）集团有限公司*	PRC
Guangzhou Chengze Information Technology Co., Ltd. 广州诚泽信息技术有限公司*	PRC
Chongqing Liangjiang New Area Fanhua Micro-credit Co., Ltd. 重庆市两江新区泛华小额贷款有限公司*	PRC
Beijing Lianxin Chuanghui Information Technology Co., Ltd. 北京联鑫创辉信息技术有限公司*	PRC
Shenzhen Fanlian Investment Co., Ltd. 深圳泛联投资有限公司*	PRC
Guangzhou Fanze Information Technology Co., Ltd. 广州泛泽信息科技有限公司*	PRC

Consolidated Variable Interest Entity	Jurisdiction of Incorporation
Jinghua Structured Fund 1外贸信托菁华1号集合资金信托计划*	PRC
Zhonghai Lanhai Structured Fund 1 中海信托蓝海1号集合资金信托计划*	PRC
Jinghua Structured Fund 50外贸信托菁华50号资管计划*	PRC
Zhongliang Hongrui Structured Fund 1 中粮信托-弘瑞普惠1号集合资金信托计划*	PRC
Jinghua Structured Fund 2外贸菁华2号集合资金信托计划*	PRC

*	The English name of this subsidiary or consolidated variable interest entity, as applicable, has been translated from its Chinese name.